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                       AMENDMENT NO. 5 TO

             FACILITY A 364-DAY COMPETITIVE ADVANCE,
             REVOLVING CREDIT AND GUARANTY AGREEMENT


                           dated as of

                          May 21, 2004

                              among

            DENTSPLY INTERNATIONAL INC., as Borrower,

                  THE GUARANTORS NAMED HEREIN,

                     THE BANKS NAMED HEREIN,

           ABN AMRO BANK N.V., as Administrative Agent

                               and

  CITIBANK, N.A., as Syndication         FLEET NATIONAL BANK,
              Agent
                                    HARRIS TRUST AND SAVINGS BANK,
                                                  and

                                        WACHOVIA BANK, NATIONAL
                                             ASSOCIATION,
                                      as Co-Documentation Agents








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




                  AMENDMENT NO. 5 TO FACILITY A
   364-DAY COMPETITIVE ADVANCE, REVOLVING CREDIT AND GUARANTY
                            AGREEMENT

           THIS AMENDMENT NO. 5 (this "Amendment") is dated as of May 21, 2004, and amends the Facility A 364-Day Competitive Advance, Revolving Credit and Guaranty Agreement, dated as of May 25, 2001, by and among DENTSPLY INTERNATIONAL INC. (the "Borrower"), the Guarantors (as such term is defined therein) from time to time party thereto, the Banks (as such term is defined therein) from time to time party thereto, ABN AMRO BANK N.V., as administrative agent (the "Agent"), and the other agents party thereto, as amended by Amendment No. 1 to Facility A 364-Day Competitive Advance, Revolving Credit and Guaranty Agreement dated as of May 25, 2001, Amendment No. 2 to Facility A 364-Day Competitive Advance, Revolving Credit and Guaranty
Agreement dated as of August 30, 2001, Amendment No. 3 to Facility A 364-Day Competitive Advance, Revolving Credit and
Guaranty Agreement dated as of May 24, 2002, and Amendment No. 4 to Facility A 364-Day Competitive Advance, Revolving Credit and Guaranty Agreement dated as of May 23, 2003 (the "Facility A Credit Agreement").

                           BACKGROUND

           The parties hereto desire to amend the Facility A Credit Agreement to (i) permanently reduce the Total Commitment by $125,000,000, as permitted by Section 2.12(a) of the Facility A Credit Agreement, (ii) extend the maturity date as permitted by Section 2.12(e) of the Facility A Credit
Agreement, and (iii) amend certain other provisions of the Facility A Credit Agreement, as more fully set forth below.

                      OPERATIVE PROVISIONS

           NOW THEREFORE, the parties hereto, in consideration of their mutual covenants and agreements herein contained, incorporating the above-defined terms herein and intending to be legally bound hereby agree as follows:

                            Article I
                            Amendment

           1.01. Defined Terms; References. Terms not otherwise defined in this Amendment (including in the
Background section above) shall have the respective meanings ascribed to them in the Facility A Credit Agreement. Each reference to "hereof," "hereunder," "herein," and "hereby" and similar references contained in the Facility A Credit Agreement and each reference to "this Agreement" and similar references contained in the Facility A Credit Agreement shall, on and after the date hereof, refer to the Facility A Credit Agreement as amended hereby.

           1.02. Maturity Date. The Maturity Date is hereby extended for an additional 364 days in accordance with
Section 2.12(e) of the Facility A Credit Agreement and the definition of "Maturity Date" set forth in Section 1.01 of the Facility A Credit Agreement is hereby amended and restated in its entirety to read as follows:

           "Maturity Date" shall mean May 20, 2005 or such other
           Maturity Date then in effect pursuant to Section
           2.12(e).

           1.03. Optional Conversion to Term Loan. As of the date hereof, Section 2.12 of the Facility A Credit
Agreement shall be amended by inserting a new paragraph (f) immediately preceding Section 2.13 of the Facility A Credit
Agreement to read as follows:

           "(f) The Borrower may elect, by written notice received by the Administrative Agent no later than forty-five (45) days prior to the Maturity Date, to convert all Revolving Credit Loans outstanding on the Maturity Date to a term loan of one year's duration with interest payable thereon, and rights of prepayment permitted with respect thereto, in the manner established hereby for Revolving Credit Loans and with principal amounts thereunder amortizing during such one (1) year term as the Borrower and the Required Banks shall agree (the "Term Loan"). Borrower agrees to pay to the Administrative Agent, for the pro rata benefit of each Bank, a non-refundable term loan fee (the "Term Loan Fee") equal to 0.25% per annum (computed on the basis of actual number of days elapsed in a year of 360 days) of the average daily aggregate outstanding principal amount of the Term Loan, which fee shall be payable quarterly in arrears following the Maturity Date on each June 30, September 30, December 31, March 31, and on the maturity date of the Term Loan (or any earlier date on which the Term Loan shall have been repaid in full). The Term Loan Fee shall commence to accrue on the Maturity Date and shall cease to accrue on the maturity date of the Term Loan or any earlier date on which the Term Loan shall have been repaid in full. Borrower hereby agrees to execute such amendments and modifications to the Fundamental Documents, prior to the Maturity Date, as the Administrative Agent shall reasonably request to evidence and govern the Term Loan."

           1.04.Commitments. Schedule 2.01 of the Facility A Credit Agreement is hereby deleted in its entirety and is replaced with Schedule 2.01 hereto, which reflects the permanent reduction of the Total Commitment in the amount of $125,000,000, and the Commitments existing immediately prior to the effectiveness of this Amendment, after giving effect to those assignments made by the Non-Extending Banks effective as of the date hereof (the "Pre-Amendment Commitments"), shall be modified in connection with this Amendment as set forth on
Schedule 2.01 and effective as of the date upon which this Amendment becomes effective in accordance with Section 3.01 hereof and the Borrower, each Guarantor, and each Bank hereby consents and agrees thereto. Each Bank whose Pre-Amendment Commitment has been increased or decreased to produce its Commitment as set forth on Schedule 2.01 shall be deemed to have executed and delivered an Assignment and Acceptance effective as of the date hereof, either as an assignee or assignor, as applicable, and shall be bound by the terms thereof, and the Agent and the Borrower shall be deemed to have accepted each such Assignment and Acceptance. Each Bank shall promptly deliver the Note currently held by it to the Agent to be exchanged for a new Note reflecting its Commitment after giving effect to such permanent reduction and assignment. Promptly after the effective date hereof, Borrower shall issue and deliver to Agent such replacement Notes.

           1.05.Fees. On or before 5:00 p.m. (New York City time) on May 21, 2004, and as a condition to the effectiveness of this Amendment, Borrower shall pay in immediately available funds to each Bank that executes this Amendment, an amount equal to one twentieth of one percent (0.05% or 5 basis points) of the amount of such Bank's Commitment as set forth on
Schedule 2.01 hereto.


                           Article II
                 Representations and Warranties

           As of the date hereof, each of the Borrower and each of the Guarantors, jointly and severally, represent and warrant to the Agent and each of the Banks as follows:

           2.01. The execution and delivery by the Borrower and the Guarantors of this Amendment, the consummation by the Borrower and the Guarantors of the transactions contemplated by the Facility A Credit Agreement as amended hereby, and the performance by each of the Borrower and each Guarantor of its respective obligations hereunder and thereunder have been duly authorized by all necessary corporate proceedings on the part of the Borrower and each Guarantor. On the date of Borrower's execution hereof, there are no set-offs, claims, defenses, counterclaims, causes of action, or deductions of any nature against any of the Obligations.

           2.02. This Amendment has been duly and validly executed and delivered by the Borrower and each Guarantor and constitutes, and the Facility A Credit Agreement as amended hereby constitutes, the legal, valid and binding obligations of the Borrower and each Guarantor enforceable in accordance with the terms hereof and thereof, except as the enforceability of this Amendment or the Facility A Credit Agreement as amended hereby may be limited by bankruptcy, insolvency or other similar laws of general application affecting the enforcement of creditors' rights or by general principles of equity limiting the availability of equitable remedies.

           2.03. Neither the execution and delivery of this Amendment nor consummation of the transactions contemplated hereby or by the Facility A Credit Agreement as amended hereby nor compliance with the terms and provisions hereof or of the Facility A Credit Agreement as amended hereby, by the Borrower or any Guarantor (a) violates any Law, (b) conflicts with or results in a breach of or a default under the articles or certificate of incorporation or bylaws or similar organizational documents of the Borrower or any Guarantor or any material agreement or instrument to which the Borrower or any Guarantor is a party or by which the Borrower or any Guarantor or any of their respective properties (now owned or hereafter acquired) may be subject or bound, (c) requires any consent or approval of any Person or requires a mandatory prepayment or any other payment under the terms of any material agreement or instrument to which the Borrower or any Guarantor is a party or by which the Borrower or any Guarantor or any of their respective properties (now owned or hereafter acquired) may be subject or bound, (d) results in the creation or
imposition   of  any  Lien  upon  any  property   (now  owned  or
hereafter  acquired)  of  the  Borrower  or  any  Guarantor,   or
(e) requires any authorization, consent, approval, license, permit, exemption or other action by, or any registration, qualification, designation, declaration or filing with, any Governmental Authority.

           2.04. After giving effect to this Amendment: (i) no Event of Default under and as defined in the Facility A Credit Agreement and, to the knowledge of the Borrower and the Guarantors, no event which upon notice or lapse of time or both would constitute such an Event of Default has occurred and is continuing, (ii) no material adverse change in the business, assets, condition (financial or otherwise), or results of operations of the Borrower and its Consolidated Subsidiaries taken as a whole has occurred since December 31, 2003, and
(iii) the representations and warranties of each of Borrower and each of the Guarantors contained in the Facility A Credit Agreement and the other Fundamental Documents are true and correct on and as of the date hereof with the same force and effect as though made on such date, except to the extent that any such representation or warranty expressly relates solely to a previous date.


                           Article III
          Effect, Effectiveness, Consent of Guarantors

           3.01. Effectiveness. This Amendment shall be effective upon (i) Borrower's payment and performance of all obligations in connection herewith, (ii) Agent's receipt from each of the Banks (other than the Non-Extending Banks), the Borrower, and the Guarantors of a counterpart hereof signed by such party or facsimile or other written confirmation (in form satisfactory to Agent) that such party has signed a counterpart hereof, (iii) Agent's receipt of a certificate signed by the Secretary or Assistant Secretary of each Borrower and Guarantor certifying that the articles of incorporation, bylaws, resolutions, specimen signatures and incumbency of officers previously delivered by such Borrower or Guarantor to the Agent in connection with the Facility A Credit Agreement remain in effect and have not been amended and are effective to authorize such Person's execution, delivery, and performance of this Amendment, provided that, to the extent such articles of incorporation, bylaws, resolutions, or incumbency are no longer in effect or have been amended, such certificate shall certify as to the changes thereto, this Amendment shall be effective as of the date hereof, and (iv) an opinion of counsel with respect to the enforceability of, and the due authorization and capacity of the Borrower and each of the Guarantors to execute, deliver and perform, this Amendment.

           3.02. Amendment. Upon the effectiveness hereof, the Facility A Credit Agreement is hereby amended in accordance with the terms hereof, and this Amendment and the Facility A Credit Agreement shall hereafter be one agreement and any reference to the Facility A Credit Agreement in any document, instrument, or agreement shall hereafter mean and include the Facility A Credit Agreement as amended hereby. In the event of irreconcilable inconsistency between the terms or provisions hereof and the terms or provisions of the Facility A Credit Agreement, the terms and provisions hereof shall control.

           3.03. Joinder of Guarantors. Each of the Guarantors hereby joins in this Amendment to evidence its consent hereto, and each Guarantor hereby reaffirms its obligations set forth in the Facility A Credit Agreement, as hereby amended, and in each other Fundamental Document given by it in connection therewith.

                           Article IV
                          Miscellaneous

           4.01. Facility A Credit Agreement. Except as specifically amended by the provisions hereof, the Facility A Credit Agreement and all other Fundamental Documents shall remain in full force and effect and are hereby ratified and confirmed by the parties hereto.

           4.02. Counterparts, Telecopy Signatures. This Amendment may be signed in any number of counterparts each of which shall be deemed an original, but all of which together shall constitute one and the same instrument; and, delivery of executed signature pages hereof by telecopy transmission from one party to another shall constitute effective and binding execution and delivery respectively of this Amendment by such party.

           4.03.     Governing  Law.  This  Amendment   shall  be
 governed by and construed and enforced in accordance with the laws of the State of New York without regard to its conflict of laws principles.

           4.04. Expenses. Each of the Borrower and each of the Guarantors agree, jointly and severally, to reimburse the Agent for its reasonable out-of-pocket expenses arising in connection with the negotiation, preparation and execution of this Amendment, including the reasonable fees and expenses of Buchanan Ingersoll PC, counsel for the Agent.

           4.05. Severability. If any provision of this Amendment, or the application thereof to any party hereto, shall  be held  invalid  or  unenforceable,  such  invalidity  or unenforceability shall not affect any other provisions or applications of this Amendment which can be given effect without the invalid and unenforceable provision or application, and to this end the parties hereto agree that the provisions of this Amendment are and shall be severable.

           4.06.     Banks'   Consent.    Each   Bank,   by   its
execution  hereof,  hereby  consents to this  Amendment  pursuant
Section 10.02 of the Facility A Credit Agreement.

                    [SIGNATURE PAGES FOLLOW]

  [SIGNATURE PAGE 1 OF 14 TO AMENDMENT NO. 5 TO 364-DAY CREDIT
                            FACILITY]


           IN WITNESS  WHEREOF,  the parties hereto,  have caused
this   Amendment  to  be  duly   executed  by  their   respective
authorized officers as of the day and year first above written.

                               [BORROWER:]

                               DENTSPLY INTERNATIONAL INC., a
                               Delaware corporation


                               By:
                               Name:
                               Title:


                               [GUARANTORS:]

                               CERAMCO INC., a Delaware
                               corporation


                               By:
                               Name:
                               Title:


                               CERAMCO MANUFACTURING CO., a
                               Delaware corporation


                               By:
                               Name:
                               Title:

  [SIGNATURE PAGE 2 OF 14 TO AMENDMENT NO. 5 TO 364-DAY CREDIT
                            FACILITY]




                               G.A.C. INTERNATIONAL, INC., a
                               New York corporation


                               By:
                               Name:
                               Title:


                               RANSOM & RANDOLPH COMPANY, a
                               Delaware corporation


                               By:
                               Name:
                               Title:


                               TULSA DENTAL PRODUCTS INC., a
                               Delaware corporation


                               By:
                               Name:
                               Title:


                               AUSTENAL, INC., an Illinois
                               corporation


                               By:
                               Name:
                               Title:

  [SIGNATURE PAGE 3 OF 14 TO AMENDMENT NO. 5 TO 364-DAY CREDIT
                            FACILITY]




                               DENTSPLY FINANCE CO., a Delaware
                               corporation


                               By:
                               Name:
                               Title:


                               DENTSPLY RESEARCH & DEVELOPMENT
                               CORP., a Delaware corporation


                               By:
                               Name:
                               Title:

  [SIGNATURE PAGE 4 OF 14 TO AMENDMENT NO. 5 TO 364-DAY CREDIT
                            FACILITY]




                               [BANKS:]

                               ABN AMRO BANK N.V., individually
                               and as Administrative Agent for
                               the Banks


                               By:
                               Name:
                               Title:


                               By:
                               Name:
                               Title:

  [SIGNATURE PAGE 5 OF 14 TO AMENDMENT NO. 5 TO 364-DAY CREDIT
                                               FACILITY]





                               CITIBANK, N.A., individually and
                               as Syndication Agent for the
                               Banks


                               By:
                               Name:
                               Title:

  [SIGNATURE PAGE 6 OF 14 TO AMENDMENT NO. 5 TO 364-DAY CREDIT
                            FACILITY]




                               FLEET NATIONAL BANK,
                               individually and as
                               Co-Documentation Agent for the
                               Banks


                               By:
                               Name:
                               Title:

  [SIGNATURE PAGE 7 OF 14 TO AMENDMENT NO. 5 TO 364-DAY CREDIT
                            FACILITY]




                               HARRIS TRUST AND SAVINGS BANK,
                               individually and as
                               Co-Documentation Agent for the
                               Banks


                               By:
                               Name:
                               Title:

  [SIGNATURE PAGE 8 OF 14 TO AMENDMENT NO. 5 TO 364-DAY CREDIT
                            FACILITY]




                               WACHOVIA BANK, NATIONAL
                               ASSOCIATION, individually and as
                               Co-Documentation Agent for the
                               Banks


                               By:
                               Name:
                               Title:

  [SIGNATURE PAGE 9 OF 14 TO AMENDMENT NO. 5 TO 364-DAY CREDIT
                            FACILITY]




                               MANUFACTURERS AND TRADERS TRUST
                               COMPANY (successor in interest
                               to Allfirst Bank)


                               By:
                               Name:
                               Title:

  [SIGNATURE PAGE 10 OF 14 TO AMENDMENT NO. 5 TO 364-DAY CREDIT
                            FACILITY]




                               BANK OF TOKYO-MITSUBISHI TRUST
                               COMPANY


                               By:
                               Name:
                               Title:

  [SIGNATURE PAGE 11 OF 14 TO AMENDMENT NO. 5 TO 364-DAY CREDIT
                            FACILITY]




                               DRESDNER BANK AG IN FRANKFURT AM
                               MAIN


                               By:
                               Name:
                               Title:




                               By:
                               Name:
                               Title:

  [SIGNATURE PAGE 12 OF 14 TO AMENDMENT NO. 5 TO 364-DAY CREDIT
                            FACILITY]




                               JPMORGAN CHASE BANK


                               By:
                               Name:
                               Title:

  [SIGNATURE PAGE 13 OF 14 TO AMENDMENT NO. 5 TO 364-DAY CREDIT
                            FACILITY]




                               NATIONAL CITY BANK


                               By:
                               Name:
                               Title:

                      SCHEDULE 2.01 - 7
  [SIGNATURE PAGE 14 OF 14 TO AMENDMENT NO. 5 TO 364-DAY CREDIT
                            FACILITY]




                               UBS AG, CAYMAN ISLANDS BRANCH


                               By:
                               Name:
                               Title:




                               By:
                               Name:
                               Title: